2500 CityWest Boulevard Suite 2200 Houston, TX 77042 (713) 361-2600 (713) 361-2693 fax

FOR IMMEDIATE RELEASE December 18, 2007	Contact: G. Kregg Lunsford Chief Financial Officer (281) 618-0516

Cal Dive Files Resale Shelf Registration Statement;

Announces Two New Directors

HOUSTON, TX – (December 18, 2007) Cal Dive International, Inc. (NYSE: DVR) announced today that it filed with the Securities and Exchange Commission a resale shelf registration statement registering all 61,506,691 shares of its common stock that are owned by Helix Energy Solutions Group, Inc. (NYSE:HLX).  Helix exercised its right to require that Cal Dive file the registration statement pursuant to an agreement entered into at the time of Cal Dive’s initial public offering in December 2006.  Helix may sell the shares from time to time using a variety of methods and at varying prices.  Cal Dive will not receive any proceeds from any sale of common stock by Helix.

Cal Dive also announced today that in connection with last week’s completion of its acquisition of Horizon Offshore, Inc., two new members were added to its Board of Directors:  John T. Mills, formerly Chairman of the Board of Horizon, and David W. Sharp, formerly a director and President and Chief Executive Officer of Horizon.  Each of the new directors have been added to the class of directors with terms expiring in 2010.

Mr. Mills served on the Board of Directors of Horizon from 2002 until December 2007, and as Horizon’s Chairman of the Board from September 2004 until December 2007.  Mr. Mills was the Chief Financial Officer of Marathon Oil Corporation from January 2002 until his retirement in December 2003.  From September 1998 until December 2001, Mr. Mills was the Senior Vice President of Finance and Administration of Marathon Oil Corporation. Prior to joining Marathon Oil Corporation, Mr. Mills was the Vice President of Taxes of USX Corporation.  Mr. Mills is a member of the board of directors and audit and compensation committees of CONSOL Energy Inc.

Mr. Sharp served as President and Chief Executive Officer of Horizon Offshore, Inc. from April 30, 2005 until December 11, 2007. He was the Executive Vice President and Chief Financial Officer of Horizon from December 1997 to April 2005, and from October 1996 to November 1997 was Horizon’s Vice President — Finance. Prior to joining Horizon, he held various accounting and finance positions with J. Ray McDermott, S.A. and with OPI International, Inc.

The registration statement filed today with the Securities and Exchange Commission has not yet become effective, and the securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cal Dive International, Inc., headquartered in Houston, Texas, is a marine contractor that provides manned diving, pipelay and pipe burial services and platform installation and salvage services to the offshore oil and gas industry on the Gulf of Mexico Outer Continental Shelf, Mexico, the Middle East, Southeast Asia and Australia, with a fleet of 35 vessels, including 24 surface and saturation diving support vessels, 8 pipelay/pipebury barges, 1 combination derrick/pipelay barge as well as 2 derrick barges.

CAUTIONARY STATEMENT

This press release may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations.  The forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur.  Our actual future results may differ materially due to a variety of factors, including changes in the level of offshore exploration, development and production activity in the oil and natural gas industry, our inability to obtain contracts with favorable pricing terms if there is a downturn in our business cycle, intense competition in our industry, the operational risks inherent in our business, risks associated with our relationship with Helix Energy Solutions Group, Inc., our controlling stockholder, and other risks detailed in our 2006 Annual Report on Form 10-K.